Exhibit (d)(2)(c)

AMENDMENT NO. 2
TO THE
AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT
FOR MUTUAL FUNDS

This Amendment, effective as of August 2, 2021, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (“Contract”), dated July 1, 2020, by and among Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to add Invesco V.I. S&P 500 Buffer Fund – March, Invesco V.I. S&P 500 Buffer Fund – June, Invesco V.I. S&P 500 Buffer Fund – September, Invesco V.I. S&P 500 Buffer Fund – December, Invesco V.I. NASDAQ 100 Buffer Fund – March, Invesco V.I. NASDAQ 100 Buffer Fund – June, Invesco V.I. NASDAQ 100 Buffer Fund – September and Invesco V.I. NASDAQ 100 Buffer Fund – December;

NOW THEREFORE, the parties agree that:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Oppenheimer V.I. International Growth Fund

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Capital Appreciation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Conservative Balanced Fund

Invesco V.I. Core Bond Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Money Market Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. International Growth Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Mid Cap Fund

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. S&P 500 Index Fund

Invesco V.I. S&P 500 Buffer Fund – March

Invesco V.I. S&P 500 Buffer Fund – June

2021.08.02 AVIF – A&R Master Intergroup Sub-Adv Contract (all sub-advisors) – Amnd 2
062521 (1) icl

Invesco V.I. S&P 500 Buffer Fund – September

Invesco V.I. S&P 500 Buffer Fund – December

Invesco V.I. NASDAQ 100 Buffer Fund – March

Invesco V.I. NASDAQ 100 Buffer Fund – June

Invesco V.I. NASDAQ 100 Buffer Fund – September

Invesco V.I. NASDAQ 100 Buffer Fund – December

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. U.S. Government Money Portfolio”

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

2021.08.02 AVIF – A&R Master Intergroup Sub-Adv Contract (all sub-advisors) – Amnd 2
062521 (1) icl

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.

Adviser		Sub-Adviser

By:	/s/ Jeffrey H. Kupor	By:	/s/ Shalomi Abraham

Name:	Jeffrey H. Kupor	Name:	Shalomi Abraham

Title:	Senior Vice President & Secretary	Title:	Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer	/s/ Alexander Taft

Name:	Bernhard Langer	Alexander Taft

Title:	Managing Director	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Colin Fitzgerald

Name:	Colin Fitzgerald

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo

Name:	Takashi Matsuo

Title:	CAO

2021.08.02 AVIF – A&R Master Intergroup Sub-Adv Contract (all sub-advisors) – Amnd 2
062521 (1) icl

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo

Name:	Andrew Lo

Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina

Name:	Antonio Reina

Title:	Secretary

2021.08.02 AVIF – A&R Master Intergroup Sub-Adv Contract (all sub-advisors) – Amnd 2
062521 (1) icl

4